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[WELLS FARGO LOGO]
                              PROMISSORY NOTE SECURED BY LEASEHOLD DEED OF TRUST

EXHIBIT 10.40

                                                            Loan No. 31-0900195R
$15,750,000.00                                         San Francisco, California
                                                                   July 13, 2000


                  THIS PROMISSORY NOTE SECURED BY LEASEHOLD DEED OF TRUST (this "Note") is made and entered into by and between MHC DATE PALM, L.L.C., a Delaware limited liability company ("Borrower"), and WELLS FARGO NATIONAL BANK, NATIONAL ASSOCIATION ("Lender").

1. PROMISE TO PAY. For value received, Borrower promises to pay to the order of Lender, at 1320 Willow Pass Road, Suite 205, Concord, California 94520, or at such other place as may be designated in writing by Lender, the principal sum of FIFTEEN MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($15,750,000.00) ("Loan"), with interest thereon as specified herein. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds, without offset, deduction or counterclaim of any kind.

2. SECURED BY LEASEHOLD DEED OF TRUST. This Note is secured by, among other things, that certain Leasehold Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Leasehold Deed of Trust") of even date herewith, executed by Borrower encumbering certain real property and improvements located in Cathedral City, California, as more particularly described therein ("Property").

3. DEFINITIONS. For the purposes of this Note, the following terms shall have the following meanings:

        "Affiliate" shall mean, as to any specified Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such specified Person.

        "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in California are authorized or required by law to close. All references in this Note to a "day" or a "date" shall be to a calendar day unless specifically referenced as a Business Day.

        "Control" shall mean with respect to such Person either (i) ownership directly or through other entities of more than 100% of all beneficial equity interest in such Person and (ii) the power to direct the management, operation and business of such person.

        "Default" shall have the meaning set forth in the Leasehold Deed of Trust.

        "Disbursement Date" shall mean the date upon which the Loan proceeds are funded into escrow in connection with the closing of the Loan.

        "Effective Date" shall mean the date Lender authorizes the Loan proceeds to be released to Borrower.

        "Loan Documents" shall mean the documents listed in Exhibit B attached hereto and incorporated herein by this reference.

        "Maturity Date" shall mean July 1, 2010.

        "Person" shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

4.      INTEREST; PAYMENTS.

        4.1 DEFINITIONS. The following terms shall have the meanings indicated:



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                "Actual/360 Basis" shall mean on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial month in which interest is being calculated.

                "30/360 Basis" shall mean on the basis of a 360-day year consisting of 12 months of 30 days each.

                "Interest Rate" shall mean a fixed interest rate equal to 7.96%.

        4.2 INTEREST ACCRUAL. Interest on the outstanding principal balance of this Note shall accrue from the Disbursement Date at an annual rate equal to the Interest Rate calculated on an Actual/360 Basis.

        4.3 PAYMENTS. Monthly payments hereunder shall commence on the first day of the calendar month following the Disbursement Date and continue on the first day of each calendar month thereafter through the Maturity Date. If the Disbursement Date is a date other than the first day of a calendar month, the first monthly payment shall be interest only. Subsequent monthly payments shall be calculated on the basis of an equal-payment thirty (30) year amortization of principal and interest. Notwithstanding that interest on this Note accrues on an Actual/360 Basis, the total amount of each such amortized monthly payment of principal and interest shall be determined using a 30/360 Basis. On the Maturity Date, all unpaid principal and accrued but unpaid interest shall be due and owing in full. All interest shall be paid in arrears.

        4.4 ACKNOWLEDGMENTS. Borrower acknowledges that interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis and, therefore: (a) a greater portion of each monthly installment of principal and interest will be applied to interest using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis; and (b) the unpaid principal balance of this Note on the Maturity Date will be greater using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis.

        4.5 APPLICATION OF PAYMENTS. In the absence of a specific determination by Lender to the contrary, all payments paid by Borrower to Lender in connection with the obligations of Borrower under this Note and under the other Loan Documents shall be applied in the following order of priority: (a) to amounts, other than principal and interest, due to Lender pursuant to this Note or the other Loan Documents; (b) to accrued but unpaid interest on this Note; and (c) to the unpaid principal balance of this Note. Upon the occurrence of a
                Default: (i) Borrower irrevocably waives the right to direct the application of any and all payments at any time thereafter received by Lender from or on behalf of Borrower, and (ii) Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower in such order of priority as Lender may deem advisable.

5.      LATE CHARGE; DEFAULT RATE.

        5.1 LATE CHARGE. If any payment required hereunder is not paid on or before the fifth calendar day of the month in which it is due, Borrower shall pay a late or collection charge, as liquidated damages, equal to 4% of the amount of such unpaid payment. Borrower acknowledges that Lender will incur additional expenses as a result of any late payments hereunder, which expenses would be impracticable to quantify, and that Borrower's payments under this paragraph are a reasonable estimate of such expenses. The foregoing to the contrary notwithstanding, no late or collection charge shall be payable by Borrower as a result of any delay in the payment of any sum due and payable on the Maturity Date.

        5.2 DEFAULT RATE. Commencing upon a Default and continuing until such Default shall have been cured by Borrower, all sums owing on this Note shall bear interest until paid in full at a rate per annum equal to 5% plus the Interest Rate ("Default Rate").

6. MAXIMUM RATE PERMITTED BY LAW. Neither this Note nor any of the other Loan Documents shall require the payment or permit the collection of any interest or any late payment charge in excess of the maximum rate permitted by law. If any such excess interest or late payment charge is provided for under this Note or any of the other Loan Documents or if this Note or any of the other Loan Documents shall be adjudicated to provide for such excess, neither Borrower nor Borrower's successors or assigns shall be obligated to pay such excess, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any other provision of this Note or any of the other Loan Documents. If Lender shall collect amounts which are deemed to constitute interest and which would increase the effective interest rate to a rate in excess of the maximum rate permitted by law, all such


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        amounts deemed to constitute interest in excess of the maximum legal rate shall, upon such determination, at the option of Lender, be returned to Borrower or credited against the outstanding principal balance of this Note.

7. ACCELERATION. If (a) Borrower shall fail to pay when due, subject to any applicable grace or cure period, any sums payable under this Note; (b) any other Default shall occur; or (c) any other event or condition shall occur which, under the terms of the Leasehold Deed of Trust or any other Loan Document, gives rise to a right of acceleration of sums owing under this Note, then Lender, at its sole option, shall have the right to declare all sums owing under this Note immediately due and payable; provided, however, that if the Leasehold Deed of Trust or any other Loan Document provides for the automatic acceleration of payment of sums owing under this Note, all sums owing under this Note shall be automatically due and payable in accordance with the terms of the Leasehold Deed of Trust or such other Loan Document.

8.      BORROWER'S LIABILITY.

        8.1 LIMITATION. Except as otherwise provided in this Section 8, Lender's recovery against Borrower under this Note and the other Loan Documents shall be limited solely to the Property and the "Collateral" (as defined in the Leasehold Deed of Trust).

        8.2 EXCEPTIONS. Nothing contained in Section 8.1 or elsewhere in this Note or the other Loan Documents, however, shall limit in any way the personal liability of Borrower owed to Lender for any losses or damages incurred by Lender (including, without limitation, any impairment of Lender's security for the Loan) with respect to any of the following matters: (a) fraud or willful misrepresentation; (b) material physical waste of the Property or the Collateral; (c) failure to pay property or other taxes, assessments or charges (other than amounts paid to Lender for taxes, assessments or charges pursuant to Impounds as defined in Exhibit A and where Lender elects not to apply such funds toward payment of the taxes, assessments or charges owed) which may create liens senior to the lien of the Leasehold Deed of Trust on all or any portion of the Property; (d) failure to deliver any insurance or condemnation proceeds or awards or any security deposits received by Borrower to Lender as required under the terms of the Loan Documents or any other instrument now or hereafter securing this Note or to otherwise apply such sums as required under the terms of the Loan Documents or any other instrument now or hereafter securing this Note; (e) failure to apply any rents, royalties, accounts, revenues, income, issues, profits and other benefits from the Property which are collected or received by Borrower during the period of any Default or after acceleration of the indebtedness and other sums owing under the Loan Documents to the payment of either (i) such indebtedness or other sums or (ii) the normal and necessary operating expenses of the Property; (f) any breach by Borrower of any covenant in this Note or in the Leasehold Deed of Trust regarding Hazardous Materials (as defined in the Leasehold Deed of Trust) or any representation or warranty of Borrower regarding Hazardous Materials proving to have been untrue when made; or (g) failure of any of the Date Palm Ground Lease Documents (as hereinafter defined) required to be executed by the ground lessors in connection with this Loan to be legally binding on all of the ground lessors under the ground lease encumbering the Property.

        8.3 NO RELEASE OR IMPAIRMENT. Nothing contained in Section 8.1 shall be deemed to release, affect or impair the indebtedness evidenced by this Note or the obligations of Borrower under, or the liens and security interests created by the Loan Documents, or Lender's rights to enforce its remedies under this Note and the other Loan Documents, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, deeds of trust, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under this Note or the other Loan Documents.

        8.4 PREVAIL AND CONTROL. The provisions of this Section 8 shall prevail and control over any contrary provisions elsewhere in this Note or the other Loan Documents.

9. NON-TRUSTOR BORROWER. If any Borrower is not also a "Trustor" under the Leasehold Deed of Trust, such Borrower hereby makes all representations and warranties in favor of Lender contained in Article 5 of the Leasehold Deed of Trust, all covenants contained in Section 6.15 of the Leasehold Deed of Trust, and all indemnities of Lender contained in
        Section 6.19 of the Leasehold Deed of Trust, jointly and severally with "Trustor".



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10.     MISCELLANEOUS.

        10.1 JOINT AND SEVERAL LIABILITY. If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

        10.2 WAIVER OF PRESENTMENT. Except as otherwise provided herein or in any other Loan Document, Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of nonpayment, notice of costs, expenses or losses and interest thereon, and notice of interest on interest and late charges.

        10.3 DELAY IN ENFORCEMENT. No previous waiver or failure or delay by Lender in acting with respect to the terms of this Note or the Leasehold Deed of Trust shall constitute a waiver of any breach, default or failure of condition under this Note, the Leasehold Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Leasehold Deed of Trust or of any of the obligations secured thereby must be made in writing signed by Lender, shall be limited to the express terms of such waiver, and shall not constitute a waiver of any subsequent obligation of Borrower. The acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

        10.4 TIME OF THE ESSENCE. Time is of the essence with respect to every provision hereof.

        10.5 GOVERNING LAW. This Note was accepted by Lender in the state of California and the proceeds of this Note were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Note, the Leasehold Deed of Trust and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the enforcement of Lender's STATUTORY POWER OF SALE granted under the Leasehold Deed of Trust securing this Note and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Loan Documents shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs the Leasehold Deed of Trust, this Note and the other Loan Documents.

        10.6 CONSENT TO JURISDICTION. Borrower irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Borrower against Lender, arising out of or relating to this Note or the Loan evidenced hereby; (b) any state or federal court sitting in the state where the Property is located or the state in which Borrower's principal place of business is located over any suit, action or proceeding, brought by Lender against Borrower, arising out of or relating to this Note or the Loan evidenced hereby; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Lender to exercise its STATUTORY POWER OF SALE under the Leasehold of Deed of Trust or any action brought by the Lender to enforce its rights with respect to the Collateral. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

        10.7 COUNTERPARTS. This Note may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall be deemed to be one and the same Note.

        10.8 HEIRS, SUCCESSORS AND ASSIGNS. All of the terms, covenants, conditions and indemnities contained in this Note and the other Loan Documents shall be binding upon the heirs, successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted in this Note or the other Loan Documents.



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        10.9    SEVERABILITY. If any term of this Note, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent permitted by law.

        10.10 CONSENTS, APPROVALS AND EXPENSES. Wherever Lender's consent, approval, acceptance or satisfaction is required under any provision of this Note or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Lender unless such provision expressly so provides. Wherever costs or expenses are required to be paid under any provision of this Note or any of the other Loan Documents, such costs or expenses shall be reasonable.

11. NOTICES. All requests, demands, notices and other communications that are required or permitted to be given to a party under this Note shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission, together with a printed receipt of the successful delivery of such facsimile transmission. The addresses and facsimile numbers of the parties shall be:


        Borrower:                                   Lender:
        c/o Manufactured Home Communities, Inc.     Wells Fargo Bank, N.A.
        Two North Riverside Plaza                   1320 Willow Pass Road, Suite 205
        Suite 800                                   Concord, CA  94520
        Chicago, Illinois 60606                     Loan No. 31-0900195R
        Attention:  General Counsel                 FAX No.: (925) 691-5947
        FAX No.:  (312) 279-1715

        With a copy to:

        Katz Randall Weinberg & Richmond
        333 West Wacker Drive
        Suite 1800
        Chicago, IL  60606-1288
        Attention:  Benjamin J. Randall
        FAX No.:  (312) 807-3903


12. ADDITIONAL TERMS AND CONDITIONS. The additional terms and conditions set forth in Exhibit A and Exhibit B attached hereto are incorporated herein by this reference.

13. PREPAYMENT. Borrower acknowledges that any prepayment of this Note will cause Lender to lose its interest rate yield on this Note and will possibly require that Lender reinvest any such prepayment amount in loans of a lesser interest rate yield (including, without limitation, in debt obligations other than first mortgage loans on commercial properties). As a consequence, Borrower agrees as follows, as an integral part of the consideration for Lender's making the Loan:

        13.1 RESTRICTIONS. Any voluntary prepayment of this Note: (a) is prohibited except during the last 3 months of the term, (b) is permitted in full only, and not in part, and (c) may only be made on the first day of a month.

        13.2 PREPAYMENT CHARGE. Except as provided below, if this Note is prepaid prior to the last three (3) months of the term, whether such prepayment is involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (a) an amount equal to 1% of the then outstanding principal balance of the Loan; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such


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                payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by
                (ii) a fraction whose numerator is the amount of the prepayment and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. Notwithstanding the foregoing, no prepayment charge shall apply in respect to any insurance or condemnation proceeds received by Lender and applied by Lender to the outstanding principal balance of the Loan. For purposes of the foregoing, "Periodic Treasury Yield" means (c) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (d) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

        13.3 WAIVER. Borrower waives any right to prepay this Note except under the terms and conditions set forth in this Section and agrees that if this Note is prepaid, Borrower will pay the prepayment charge set forth above. Borrower hereby acknowledges that: (a) the inclusion of this waiver of prepayment rights and agreement to pay the prepayment charge for the right to prepay this Note was separately negotiated with Lender; (b) the economic value of the various elements of this waiver and agreement was discussed; (c) the consideration given by Borrower for the Loan was adjusted to reflect the specific waiver and agreement negotiated between Borrower and Lender and contained herein; and (d) this waiver is intended to comply with California Civil Code Section 2954.10.

                                                   Borrower's Initials: ________

        13.4 INSURANCE PROCEEDS; CONDEMNATION AWARDS. Notwithstanding anything herein to the contrary, no prepayment charge shall be due and owing with respect to any involuntary prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the Loan.

14. DEFEASANCE. At any time after the Lockout Expiration Date (defined below), Borrower may elect to cause Lender to release the Property from the lien of the Leasehold Deed of Trust and the other Loan Documents and to accept other collateral in substitution therefor, in accordance with the provisions of this Section ("Defeasance"), at Borrower's sole cost and expense. "Lockout Expiration Date" means the earlier of (a) the second anniversary of the "startup day" (as defined in Internal Revenue Code Section 860(G)(a)(9)) of any "real estate mortgage investment conduit" (as defined in Internal Revenue Code Section 860D) that holds this Note and (b) the third anniversary of the date of this Note.

        14.1 CONDITIONS. Borrower shall only have the right to cause a Defeasance if no Default has occurred and is continuing and all of the following conditions have been satisfied:

                a. Notice. Borrower shall give at least 60 days but not more than 90 days' written notice to Lender specifying the date of Borrower's intended Defeasance ("Release Date"), which date shall be a scheduled payment date and such notice shall indicate the principal amount of the Note to be defeased;

                b. Payments. Borrower shall pay in full, on or before the Release Date, all accrued and unpaid interest and all other sums due under this Note and the other Loan Documents on or before the Release Date, including without limitation, (i) all costs and expenses paid or incurred by Lender or its agents in connection with the Defeasance, the purchase of the Defeasance Collateral (defined below), the release of the Property, the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement (defined below) and related documentation, and (ii) any revenue, documentary stamp, intangible or other taxes, charges or fees due in connection with the transfer or assumption of this Note or the Defeasance;

                c. Deliveries. Borrower shall deliver the following items to Lender on or before the Release Date:

                        (i) immediately available funds ("Defeasance Deposit") in an amount sufficient to enable Lender to purchase, through means and sources customarily employed and available to Lender, for the


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                                account of Borrower, direct, non-callable
                                obligations of the United States of America that provide for payments prior, but as close as possible, to all successive scheduled payment dates occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest required to be paid under this Note (including, without limitation, all amounts due on the Maturity Date) for the balance of the term hereof ("Defeasance Collateral"), each of which shall be duly endorsed by the holder as directed by Lender or accompanied by a written instrument of transfer in form and substance satisfactory to Lender in its sole discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer of such securities, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement (as defined below) the first priority security interest in the Defeasance Collateral in favor of Lender.

                        (ii) a pledge and security agreement, in form and substance satisfactory to Lender in its reasonable discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral ("Defeasance Security Agreement"), which shall provide, among other things, that any payments generated by the Defeasance Collateral shall be paid directly to Lender and applied by Lender to amounts then due and payable under this Note and that any excess received by Lender from the Defeasance Collateral over the amounts payable by Borrower under this Note shall be first, paid to Lender and applied by Lender to any other amounts then due and payable under this Note, and second, refunded to Borrower promptly after each scheduled payment date;

                        (iii) a certificate of Borrower certifying that all of the requirements of this Section 14.1 have been satisfied;

                        (iv) an opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender in its sole discretion, subject, however, to standard enforceability opinion qualifications and limitations, stating, among other things, that (aa) Lender has a perfected first priority security interest in the Defeasance Collateral, (bb) the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms and (cc) any REMIC Trust formed pursuant to a securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Internal Revenue Code Section 860D, as amended from time to time, or any successor statute, as a result of the Defeasance;

                        (v) a certificate from a firm of independent certified public accountants acceptable to Lender certifying that the Defeasance Collateral satisfies the requirements of Section 14.1c(i);

                        (vi) written evidence from the applicable Rating Agencies that the Defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the Defeasance for any securities issued in connection with the securitization which are then outstanding;

                        (vii) such other certificates, documents or instruments as Lender may reasonably require, including, without limitation, such amendments to this Note and the other Loan Documents as Lender reasonably deems appropriate to reflect the Defeasance.

        14.2 RELEASE OF LIEN. Upon satisfaction of all conditions specified above with respect to the Defeasance, the Property shall be released from the lien of the Leasehold Deed of Trust and the other Loan Documents to which it is subject, and the Defeasance Collateral and the proceeds thereof shall constitute the only collateral which shall secure the obligations of Borrower under this Note and the other Loan Documents. Simultaneously with the release of the Property pursuant to this Section, Lender shall release that portion of all cash or other accounts maintained pursuant to the Loan Documents relating to the Property. Lender shall, at Borrower's expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Leasehold Deed of Trust from the Property.

        14.3 DEFEASANCE DEPOSIT. Borrower hereby authorizes and directs Lender, using the means and sources customarily employed and available to Lender, to use the Defeasance Deposit to purchase the Defeasance Collateral as agent and for the account of Borrower. Payments from the Defeasance Collateral shall be made directly to Lender for application to the Loan as provided hereinabove. Any part of the Defeasance Deposit exceeding the amount necessary to purchase the Defeasance Collateral and to pay the other costs which Borrower is obligated to pay under this Section 14 shall be refunded to Borrower. Borrower agrees to pay all sums referred to in Section 14.1b above on or before the Release Date.

        14.4 ASSIGNMENT AND ASSUMPTION. Upon the release of the Property in accordance with this Section 14, Borrower shall, at the request of Lender, assign all of its right, title and interest in and to the pledged Defeasance Collateral and all its obligations and rights under this Note, the Defeasance Security Agreement and the other Loan Documents, to a successor entity designated by Borrower and approved by Lender in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower's obligations under this Note, the Defeasance Security Agreement and the other Loan Documents. As conditions to such assignment and assumption, Borrower shall: (a) deliver to Lender a new limited guaranty in form and substance satisfactory to Lender in its sole discretion executed by the principals of such successor entity; (b) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion subject, however, to standard enforceability opinion qualifications and limitations, stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that this Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms; and (c) pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Borrower shall be relieved of its obligations under this Note, the Defeasance Security Agreement and the other Loan Documents other than those obligations which are specifically intended to survive the payment of the Loan or other termination, satisfaction or assignment of this Note, the Defeasance Security Agreement or the other Loan Documents or Lender's exercise of its rights and remedies under any of such documents and instruments.

15. WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF LENDER OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN TO BORROWER. BY ACCEPTANCE OF THIS EXECUTED NOTE, LENDER AGREES TO THE FOREGOING WAIVER.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

"BORROWER"

MHC DATE PALM, L.L.C.,
a Delaware limited liability company

By:  MHC-QRS DATE PALM, INC.,
     a  Delaware corporation, its Managing Member

     By: /s/ John Zoeller
        ------------------------------------
     Name: John Zoeller
          ----------------------------------
     Its:  Vice President
         -----------------------------------

                                                            Loan No. 31-0900195R

                          EXHIBIT A TO PROMISSORY NOTE
                         ADDITIONAL TERMS AND CONDITIONS


This Exhibit A is attached to and forms a part of that Promissory Note Secured by Leasehold Deed of Trust ("Note") executed by MHC DATE PALM, L.L.C., a Delaware limited liability company ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

1. DISBURSEMENT OF LOAN PROCEEDS; LIMITATION OF LIABILITY. Borrower hereby authorizes Lender to disburse the proceeds of the Loan, after deducting any and all fees owed by Borrower to Lender in connection with the Loan, to Commonwealth Land Title Insurance Company (the "Title Company"). With respect to such disbursement, Borrower understands and agrees that Lender does not accept responsibility for errors, acts or omissions of others, including, without limitation, the escrow company, other banks, communications carriers or clearinghouses through which the transfer of Loan proceeds may be made or through which Lender receives or transmits information, and no such entity shall be deemed Lender's agent. As a consequence, Lender shall not be liable to Borrower for any actual (whether direct or indirect), consequential or punitive damages which may arise with respect to the disbursement of Loan proceeds, whether or not (a) any claim for such damages is based on tort or contract, or (b) either Lender or Borrower knew or should have known of the likelihood of such damages in any situation.

2.      FINANCIAL STATEMENTS.

        2.1 STATEMENTS REQUIRED. During the term of the Loan and while any liabilities of Borrower to Lender under any of the Loan Documents remain outstanding and unless Lender otherwise consents in writing, Borrower shall provide to Lender the following:

                a. OPERATING STATEMENT. Not later than 10 days after and as of each calendar month during the first 6 months of the term of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, an operating statement, signed and dated by Borrower and in a form acceptable to Lender, showing all revenues and expenses during such month or quarter and year-to-date, relating to the Property, including, without limitation, all information requested under any of the Loan Documents;

                b. RENT ROLL. Not later than 10 days after and as of each calendar month during the first 6 months of the term of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, a rent roll signed and dated by Borrower and in a form acceptable to Lender, showing the following lease information with regard to each tenant: the name of the tenant, monthly or other periodic rental amount, date of commencement of the lease, and payment status;

                c. BALANCE SHEET. If requested by Lender, not later than 90 days after and as of the end of each fiscal year, a balance sheet, signed and dated by Borrower and in a form acceptable to Lender (or audited financial statements if Borrower obtains them), showing all assets and liabilities of Borrower; and

                d. OTHER INFORMATION. From time to time, upon Lender's delivery to Borrower of at least 10 days' prior written notice, such other information with regard to Borrower, principals of Borrower, guarantors or the Property as Lender may reasonably request in writing.

        2.2 FORM; WARRANTY. Borrower agrees that all financial statements to be delivered to Lender pursuant to Section 2.1 shall: (a) be complete and correct in all material respects; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with the same accounting standard used by Borrower to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan or other accounting standards acceptable to Lender. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all



                                   EXHIBIT A
                rent rolls and other information to be delivered to Lender pursuant to Section 2.1 shall not contain any misrepresentation or omission of a material fact.

        2.3 LATE CHARGE. If any financial statement, leasing schedule or other item required to be delivered to Lender pursuant to
                Section 2.1 is not timely delivered, Borrower shall promptly pay to Lender, as a late charge, the sum of $500 per item. In addition, Borrower shall promptly pay to Lender an additional late charge of $500 per item for each full month during which such item remains undelivered following written notice from Lender. Borrower acknowledges that Lender will incur additional expenses as a result of any such late deliveries, which expenses would be impracticable to quantify, and that Borrower's payments under this Section 2.3 are a reasonable estimate of such expenses. Notwithstanding anything to the contrary contained herein, once during each year of the term of the Loan Lender will give notice to Borrower of its failure to provide any item required to be delivered to Lender pursuant to Section 2.1 and if any such items are not delivered within three (3) Business Days following such notice, then at such time the late charge specified herein shall take effect.

3.      IMPOUNDS.

        3.1 AMOUNTS. Borrower shall deposit with Lender the amounts ("Impounds") stated below on the dates stated below, for the purpose of paying the costs stated below:

                a. TAXES. on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter, an amount estimated from time to time by Lender in its reasonable discretion to be sufficient to pay for taxes and other liabilities payable by Borrower under Section 6.9 of the Leasehold Deed of Trust. The initial estimated monthly amount to be deposited by Borrower on each payment date is $24,865.00.

                b. INSURANCE. on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter, an amount estimated from time to time by Lender in its reasonable discretion to be sufficient to pay for premiums for insurance payable by Borrower under Section 6.10 of the Leasehold Deed of Trust. The initial estimated monthly amount to be deposited by Borrower on each payment date is $833.00.

                c.      INTENTIONALLY DELETED.

                d. CAPITAL EXPENDITURES. $2,241.67 on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter for payment or reimbursement of Capital Expenditures (defined below). Notwithstanding the foregoing, once $80,700.00 is held in this account (the "Capped Amount"), Borrower may temporarily cease making payments to this account; provided, however, that upon a release of Impounds from this account causing the amount held in such account to drop beneath the Capped Amount, Borrower must immediately resume payments on each payment date until such time as the Capped Amount has been reached.

3.2     APPLICATION.

        a. TAXES. If no Default exists, Lender shall apply the Impounds in a timely fashion to the payment of the taxes and other liabilities stated above.

        b. INSURANCE. If no Default exists, Lender shall apply the Impounds to the payment of the insurance premiums stated above.

        c.      INTENTIONALLY DELETED.

        d. CAPITAL EXPENDITURES. If no Default exists, Lender shall release the Impounds to Borrower once a quarter, no less than $50,000.00 per release, to pay or reimburse Borrower for the Capital Expenditures (defined below); provided, however, that Lender shall have received and approved each of the following:



                                   EXHIBIT A

                (i) Borrower's written request for such release, describing the Capital Expenditures and certifying that all Capital Expenditures have been paid or incurred by Borrower for work completed lien-free and in a workmanlike manner;

                (ii) copies of invoices supporting the request for such release; and

                (iii) if deemed necessary by Lender, an inspection report signed by an inspector selected by Lender, whose fees and expenses shall be paid by Borrower, and such other evidence as Lender shall reasonably require, confirming borrower's certification.

        3.3 GENERAL. Any portion of the Impounds that exceeds the amount required for payment of the foregoing costs shall be repaid to Borrower upon Borrower's compliance with the foregoing. Reference is made to Section 6.12(b) of the Leasehold Deed of Trust for a description of the account into which the Impounds shall be deposited and for a description of certain rights and remedies of Lender with respect to amounts in such account.

        3.4     MAINTENANCE AND CONSTRUCTION.

                a.      INTENTIONALLY DELETED.

                b. CAPITAL EXPENDITURES. Borrower shall complete the lien-free performance or installation of the Capital Expenditures (as defined below) from time to time as necessary, in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations. "Capital Expenditures" shall mean major repairs and replacements to maintain or improve the Property, including, without limitation, structural repairs, roof replacements, HVAC repairs and replacements, mechanical and plumbing repairs and replacements and boiler repair and replacements.

                c. RIGHT OF INSPECTION. Lender shall have the right to enter upon the Property at all reasonable times, subject to reasonable notice except in the event of an emergency, in which case no notice shall be required, to inspect all work for the purpose of verifying information disclosed or required pursuant to this Note, in a manner which does not unreasonably interfere with the operations on the Property. Notwithstanding the foregoing, Lender shall not be obligated to supervise or inspect any work or to inform Borrower or any third party regarding any aspect of any work.

        3.5 RELEASE. Lender shall release any Impounds to Borrower through a funds transfer of such Impounds initiated by Lender to the following account or such other account as Borrower specifies in a notice to Lender:

                         Bank Name:  Bank of America
                   ABA Routing No.:  071-000039
                      Account Name:  7366-9-01095
                         Reference:  MHC Operating Limited Partnership
                            Advise:  Megan McBride (312) 828-6274

                Lender will determine the funds transfer system and other means to be used in making each such release. Borrower agrees that each such funds transfer initiated by Lender will be deemed to be a funds transfer properly authorized by Borrower, even if the transfer is not actually properly authorized by Borrower. Borrower acknowledges that Lender will rely on the account number and ABA routing number set forth above or specified in a notice from Borrower to Lender, even if such account number identifies an account with a name different from the name so specified, or the routing number identifies a bank different from the bank so specified. If Borrower learns of any error in the transfer of any Impounds or of any transfer which was not properly authorized, Borrower shall notify Lender as soon as possible in writing but in no case more than 14 days after Lender's first confirmation to Borrower of such transfer.

4. ONE-TIME RIGHT OF TRANSFER OF PROPERTY TO THIRD PARTY. Notwithstanding anything to the contrary contained in Section 6.15 of the Leasehold Deed of Trust, Lender shall, one time only, consent to the voluntary sale or exchange of the Property by assignment of lease to a bona-fide third party purchaser ("Transfer"), if



                                   EXHIBIT A
        no Default has occurred and is continuing, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a Default and all of the following conditions have been satisfied:

        4.1 Lender receives at least sixty-five (65) days prior written notice of the proposed Transfer;

        4.2 Lender's reasonable determination that the proposed purchaser, the proposed guarantor, if any, and the Property all satisfy Lender's then applicable credit review and underwriting standards, taking into consideration, among other things, (a) any decrease in the Property's cash flow which would result from any increase in real property taxes due to any anticipated reassessment of the Properties for tax purposes and (b) any then applicable requirement of Lender that such proposed borrowing entity constitute a single purpose asset and bankruptcy remote entity which, at the time of the Transfer, shall be in full compliance with the representations and covenants set forth in
                Section 5.2 of the Leasehold Deed of Trust (as such representations may be reasonably modified by Lender after reviewing the ownership structure of the proposed borrowing entity);

        4.3 if required by Lender, delivery to Lender of a non-consolidation opinion from a law firm reasonably acceptable to Lender and in form and substance reasonably satisfactory to Lender;

        4.4 Lender's reasonable determination that the proposed purchaser possesses satisfactory recent experience in the ownership and operation of properties comparable to the Property;

        4.5 the execution and delivery to Lender of such documents and instruments as Lender shall reasonably require, in form and content reasonably satisfactory to Lender, including, without limitation, (i) an assumption agreement under which the purchaser assumes all obligations and liabilities of Borrower under this Note and the other Loan Documents and agrees to periodically pay such new or additional Impounds to Lender as Lender may reasonably require, and (ii) a consent to the Transfer by any existing guarantor and a reaffirmation of such guarantor's obligations and liabilities under any guaranty made in connection with the Loan or a new guaranty executed by a new guarantor reasonably satisfactory to Lender;

        4.6 if required by Lender, delivery to Lender of evidence of title insurance reasonably satisfactory to Lender insuring Lender that the lien of the Leasehold Deed of Trust and the priority thereof will not be impaired or affected by reason of such Transfer of the Property;

        4.7 payment to Lender of an assumption fee equal to 0.5% of the then outstanding principal balance of this Note;

        4.8 if reasonably required by Lender, deposit with Lender of any new or additional Impounds;

        4.9 reimbursement to Lender of any and all costs and expenses paid or incurred by Lender in connection with such Transfer, including, without limitation, all in-house or outside counsel attorneys' fees, title insurance fees, appraisal fees, inspection fees, environmental consultant's fees and any fees or charges of the applicable Rating Agencies;

        4.10 if required by Lender, delivery to Lender of written evidence from the applicable Rating Agencies that such Transfer will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the Transfer for any securities issued in connection with the securitization of the Loan which are then outstanding; and

        4.11 any third party consents or approvals that are required in order to consummate the contemplated transaction shall have been obtained and Lender shall be provided with satisfactory evidence of same.

Lender shall fully release Borrower and any existing guarantor from any further obligation or liability to Lender under this Note and the other Loan Documents upon the assumption by the purchaser and any new guarantor of all such obligations and liabilities and the satisfaction of all other conditions precedent to a Transfer in accordance with the provisions of this Section.

5. AFFILIATE TRANSFERS. Notwithstanding anything to the contrary contained in Section 6.15 of the Leasehold Deed of Trust and in addition to the right contained in Section 4 of Exhibit A to this Note, Lender shall one time only with respect to the Property consent to either (a) the voluntary transfer of the Property by assignment of lease to an Affiliate of Manufactured Home Communities, Inc. ("MHC") or (b) the assignment of all or any portion of the membership interests in Borrower, except for the one percent (1%) managing membership interest held by MHC-QRS


                                   EXHIBIT A

        Date Palm, Inc., to an Affiliate of MHC (both of which are referred to herein as the "Affiliate Transfer"), if no Default has occurred and is continuing, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a Default and all of the following conditions have been satisfied:

        5.1 Lender receives at least sixty-five (65) days prior written notice of the proposed Affiliate Transfer;

        5.2 Lender's reasonable determination that the proposed purchaser, the proposed guarantor, if any, and the Property all satisfy Lender's then applicable credit review and underwriting standards, taking into consideration, among other things, (a) any decrease in the Property's cash flow which would result from any increase in real property taxes due to any anticipated reassessment of the Property for tax purposes and (b) any then applicable requirement of Lender that such proposed borrowing entity constitute a single purpose asset and bankruptcy remote entity which, at the time of the Affiliate Transfer, shall be in full compliance with the representations and covenants set forth in Section 5.2 of the Leasehold Deed of Trust (as such representations may be reasonably modified by Lender after reviewing the ownership structure of the proposed borrowing entity);

        5.3 if required by Lender, delivery to Lender of a non-consolidation opinion from a law firm reasonably acceptable to Lender and in form and substance reasonably satisfactory to Lender;

        5.4 the execution and delivery to Lender of such documents and instruments as Lender shall reasonably require, in form and content reasonably satisfactory to Lender, including, without limitation, (i) an assumption agreement under which the purchaser assumes all obligations and liabilities of Borrower under this Note and the other Loan Documents and agrees to periodically pay such new or additional Impounds to Lender as Lender may reasonably require, and (ii) a consent to the Affiliate Transfer by any existing guarantor and a reaffirmation of such guarantor's obligations and liabilities under any guaranty made in connection with the Loan or a new guaranty executed by a new guarantor reasonably satisfactory to Lender;

        5.5 if required by Lender, delivery to Lender of evidence of title insurance reasonably satisfactory to Lender insuring Lender that the lien of such Leasehold Deed of Trust and the priority thereof will not be impaired or affected by reason of the Affiliate Transfer;

        5.6 reimbursement to Lender of any and all costs and expenses paid or incurred by Lender in connection with such Affiliate Transfer, including, without limitation, all in-house or outside counsel attorneys' fees, title insurance fees, appraisal fees, inspection fees, environmental consultant's fees and any fees or charges of the applicable Rating Agencies;

        5.7 if required by Lender, delivery to Lender of written evidence from the applicable Rating Agencies that such Affiliate Transfer will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the Affiliate Transfer for any securities issued in connection with the securitization of the Loan which are then outstanding; and

        5.8 any third party consents or approvals that are required in order to consummate the contemplated transaction shall have been obtained and Lender shall be provided with satisfactory evidence of same.

If the Affiliate Transfer consists of an assignment of lease to an Affiliate of MHC, then Lender shall fully release Borrower from any further obligation or liability to Lender under this Note and the other Loan Documents upon the assumption by an Affiliate of MHC of all such obligations and liabilities and the satisfaction of all other conditions precedent to the Affiliate Transfer in accordance with the provisions of this Section. In addition to the Affiliate Transfer permitted above, Lender's consent shall not be required for the normal day to day trading of shares of MHC in the public securities market and such transactions shall not constitute a Affiliate Transfer hereunder.



                                   EXHIBIT A

                                                            Loan No. 31-0900195R

                          EXHIBIT B TO PROMISSORY NOTE
                   LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS

This Exhibit B is attached to and forms a part of that Promissory Note Secured by Leasehold Deed of Trust ("Note") executed by MHC DATE PALM, L.L.C., a Delaware limited liability company ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

1. LOAN DOCUMENTS. The documents numbered 1.1 through 1.11 below of even date herewith (unless otherwise specified) and any amendments, modifications and supplements thereto which have received the prior written approval of Lender and any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Note are collectively referred to as the "Loan Documents".

        1.1     This Note;

        1.2     Leasehold Deed of Trust;

        1.3     State of Illinois Commercial Code - Financing Statement - Form
                UCC-1;

        1.4 State of California Uniform Commercial Code - Financing Statement - Form UCC-1;

        1.5     Limited Liability Company Borrowing Certificate;

        1.6 Corporate Resolution Authorizing Limited Liability Company Activity and Certificate of Incumbency;

        1.7 Corporate Resolutions Authorizing Execution of Guaranty and Certificate of Incumbency;

        1.8 Ground Lease Estoppel Certificate and Agreement ("Estoppel") executed by the requisite ground lessors thereunder and approved by the Bureau of Indian Affairs ("BIA");

        1.9 Supplemental Agreement No. 5 ("Supplemental Agreement") executed by the requisite ground lessors thereunder the approved by the BIA;

        1.10 Assignment of Management Contracts and Consent and Subordination of Manager; and

        1.11    O&M Plan Letter.

2.      OTHER RELATED DOCUMENTS WHICH ARE NOT LOAN DOCUMENTS.

        2.1     Limited Guaranty;

        2.2 Bankruptcy Non-Consolidation Opinion of Borrower's legal counsel;

        2.3     Consent and Approval of the Loan executed by the BIA;

        2.4 Sublease by and between Borrower and LP Management Corp. approved by the BIA; and

        2.5 Assignment and Assumption of Business Lease by and between MHC Operating Limited Partnership and Community Systems, Inc., as assignor, and Borrower, as assignee ("Assignment of Ground Lease"), consented to by the requisite ground lessors thereunder and approved by the BIA (the Assignment of Ground Lease, Supplemental Agreement and Estoppel are referred to collectively herein as the "Date Palm Ground Lease Documents").


                                   EXHIBIT B
                                       1